UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
Date of earliest
event reported):	February 23, 2006

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)

(303) 837-1661
(Registrant's telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R.ss.230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R.ss.230.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R.ss.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R.ss.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On February 23, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Whiting Petroleum Corporation (the “Company”) recommended to the full Board, and the full Board approved, the Whiting Petroleum Corporation Production Participation Plan Amended and Restated February 23, 2006 (the “Plan”).

        The Plan benefits all eligible employees of the Company. Each year, a deemed economic interest in all oil and gas properties acquired or developed during the year is contributed to the Plan. The Compensation Committee of the Board, in its discretion for each Plan year, allocates a percentage of net income (defined as gross revenues less production taxes, royalties and direct lease operating expenses) attributable to such properties to Plan participants. Once contributed and allocated, the interests (not legally conveyed) are fixed for each Plan year. Employees will vest at a rate of 20% per year with respect to the income allocated to the Plan for such year and become fully vested at age 65, regardless of when their interests would otherwise vest. If there are forfeitures, the interests will inure to the benefit of the Company. The full text of the Plan is filed herewith as Exhibit 10.1 and incorporated by reference herein.

        Also on February 23, 2006, the Board approved compensation for the Company’s non-employee directors, effective February 1, 2006, that provides for the payment of an annual retainer in the amount of (i) $36,000 and 1,800 shares of the Company’s restricted stock, to vest in equal installments over three years (the “Restricted Stock”), to each non-employee director; (ii) $20,000 and 1,000 shares of Restricted Stock to the Chair of the Audit Committee; (iii) $15,000 and 750 shares of Restricted Stock to the Chair of the Compensation Committee; (iv) $15,000 and 750 shares of Restricted Stock to the Chair of the Nominating and Corporate Governance Committee; (v) $5,000 to other members of the Audit Committee; and (vi) $3,000 to other members of the Compensation and Nominating and Corporate Governance Committees. Each non-employee director will also receive $1,500 for every Board or Committee meeting that the director attends in person or via telephone (if the telephonic meeting is more than one hour) and $750 for each meeting attended via telephone that is one hour or less. Non-employee directors are also eligible to receive health insurance coverage from the Company. A summary of such compensation is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (a)        Not applicable.

    (b)        On February 23, 2006, J.B. Ladd informed the Board of his intention to retire as a director of the Company effective March 1, 2006.

    (c)        Not applicable.

    (d)        On February 23, 2006, the Nominating and Governance Committee of the Board recommended to the full Board that D. Sherwin Artus, the Company’s Senior Vice President, and Thomas P. Briggs be elected to the Board. On February 23, 2006, Mr. Artus and Mr. Briggs were elected to the Board by the vote of the Board without shareholder approval, with such election being effective March 1, 2006. Mr. Briggs was appointed to the Audit and Compensation Committees of the Board. Mr. Artus will not be appointed to any Committees of the Board. Mr. Artus’ term will expire at the 2008 Annual Meeting of Shareholders and Mr. Briggs’ term will expire at the 2007 Annual Meeting of Shareholders.

        On February 23, 2006, the Company also issued a press release announcing the election of the new directors. The Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 23, 2006, the Board approved an amendment to Section 6 of the Company’s Amended and Restated By-Laws (the “By-Laws”) relating to the term, resignation and removal of directors to provide that Kenneth R. Whiting, a current director, will be eligible for re-election to the Board until attaining age 81. The full text of the By-Laws, as amended, is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Not applicable.

    (d)        Exhibits:

(3.1) Amended and Restated By-laws of Whiting Petroleum Corporation, as amended February 23, 2006.

(10.1) Whiting Oil and Gas Corporation Production Participation Plan Amended and Restated February 23, 2006.

(10.2) Summary of 2006 Non-Employee Director Compensation for Whiting Petroleum Corporation.

(99.1) Press Release of Whiting Petroleum Corporation dated February 23, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: February 24, 2006	By: /s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit
Number	Description

(3.1)	Amended and Restated By-laws of Whiting Petroleum Corporation, as amended February 23, 2006.

(10.1)	Whiting Oil and Gas Corporation Production Participation Plan Amended and Restated February 23, 2006.

(10.2)	Summary of 2006 Non-Employee Director Compensation for Whiting Petroleum Corporation.

(99.1)	Press Release of Whiting Petroleum Corporation dated February 23, 2006.